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                                                                    EXHIBIT 4.1


                 FORM OF EXECUTED REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of this 16th day of January, 2001, by and among MANUGISTICS GROUP, INC., a Delaware corporation ("MANUGISTICS"), STG Holdings Inc., a Delaware corporation ("STG HOLDINGS"), each of the stockholders of STG Holdings listed on Exhibit A hereto (individually, an "STG STOCKHOLDER" and collectively, the "STG STOCKHOLDERS"), STRATHDON INVESTMENTS LIMITED, as the Equity Holders Representative (the "EQUITY HOLDERS REPRESENTATIVE").


                              B A C K G R O U N D:

        A. On the date hereof, the STG Stockholders constitute the holders of all of the issued and outstanding shares of capital stock of STG Holdings.

        B. The STG Stockholders have entered into a Stock Purchase Agreement dated as of December 22, 2000 (the "STOCK PURCHASE AGREEMENT") with Manugistics, Inc. (the "PURCHASER") and STG Holdings, pursuant to which the STG Stockholders have agreed to sell to the Purchaser all of the issued and outstanding shares of the capital stock of STG Holdings (the "STG SHARES"). Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

        C. As part of the purchase price for the STG Shares and in consideration of the cancellation of the Stock Rights, and subject to the terms and conditions of the Stock Purchase Agreement, the Purchaser has agreed to deliver the following:

                (i) On the First Distribution Date, the Purchaser will deliver to the STG Stockholders the Stock Base Consideration, which is payable in shares of the common stock of Manugistics, par value $0.002 per share ("MANUGISTICS COMMON STOCK"), and

                (ii) On the Second Distribution Date, the Purchaser will deliver to the Equity Holder Representative, as agent for the STG Stockholders and the other holders of the Stock Rights, the Performance Consideration, if any, which may be payable in shares of Manugistics Common Stock, as provided in the Stock Purchase Agreement.

The shares of the Manugistics Common Stock comprising the Stock Base Consideration are herein referred to as the "BASE MANUGISTICS SHARES" and the shares of the Manugistics Common Stock, if any, comprising the Performance Consideration are herein referred to as the "PERFORMANCE MANUGISTICS SHARES". The Base Manugistics Shares and the Performance Manugistics Shares, if any, are herein collectively referred to as the "MANUGISTICS SHARES".

        D. Concurrently with the execution of this Agreement, the STG Stockholders have entered into an Allocation Agreement with the Equity Holders Representative (the "ALLOCATION AGREEMENT"), which has been joined in and agreed to by all of the other holders of the Stock Rights, pursuant to which the STG Stockholders and other holders of the Stock Rights have


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appointed the Equity Holder Representative to act as their agent, attorney-in-fact and representative in connection with, among other things, this Agreement.

        E. The parties have agreed that Manugistics shall use commercially reasonable efforts to effect the registration of all of the Manugistics Shares with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, for resale by the STG Stockholders and the other holders of the Stock Rights under the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1. CERTAIN DEFINITIONS.


        As used in this Agreement, the following terms shall have the meanings set forth below:

        (a) "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

        (b) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        (d) "NASDAQ" means The Nasdaq Stock Market or any market successor thereto.

        (e) "PERMITTED TRANSFER" means:

                (i) A Transfer by any STG Stockholder by gift to his or her spouse, lineal descendants, spouses of his or her lineal descendants, or as settlor of a trust or trusts solely for the benefit of such Seller's spouse and/or any of such other persons, and thereafter any distribution by such trust to the beneficiaries of such trust, provided, however, that any further Transfer by any such transferee shall not be a Permitted Transfer.

                (ii) A Transfer, in the event of the death of any STG Stockholder or transferee of a type referred to in (i), above, to his or her (A) personal representatives (in their capacities as such), (B) estate and/or (C) named beneficiaries (including trusts of the type referred to in (ii), above); and

                (iii) A transfer by the Equity Holders Representative to the holders of the Stock Rights in accordance with the Allocation Agreement;

provided, however, that each transferee shall, prior to and as a condition precedent to the effectiveness of such Transfer of Registrable Securities to such transferee, (i) execute and deliver to Manugistics a valid and binding Adoption Agreement in the form attached hereto as Exhibit B


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to the effect that such transferee shall thereafter be deemed a Seller for the purposes of this Agreement, and (ii) notify the Equity Holders Representative of such Transfer.

        (f) "PERMITTED TRANSFEREE" shall mean a transferee in a transaction constituting a Permitted Transfer.

        (g) "PERSON" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization or government or agency or political subdivision thereof.

        (h) "PROSPECTUS" shall mean (i) the preliminary prospectus included in each Registration Statement filed prior to the time it becomes effective; (ii) each form of prospectus first filed with the Commission pursuant to Rule 424(b); and (iii) all supplements thereto and amendments thereto which shall have been declared effective by the Commission.

        (i) "REGISTRABLE SECURITIES" shall mean (i) the Manugistics Shares; and
(ii) any Manugistics Common Stock and any other security issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Manugistics Shares, provided, however, that Registrable Securities shall not include (a) any Manugistics Shares prior to their issuance or any right to receive such Manugistics Shares, or (b) any shares of Manugistics Common Stock which have been sold to the public either pursuant to a Registration Statement or pursuant to Rule 144, which are eligible for sale to the public pursuant to Rule 144, or which have been sold in any other transaction in which the transferor's rights under this Agreement are not assigned.

        (j) The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

        (k) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, reproduction and printing expenses, expenses incurred by Manugistics in the preparation of any registration statement, fees and disbursements of counsel for Manugistics and those of Manugistics' other independent professional advisors and experts, listing fees and other costs incurred in listing Registrable Securities for trading on Nasdaq or on any stock exchange, blue sky fees and expenses (if any), expenses of any regular or special accounting services provided to Manugistics or the Equity Holders Representative incident to or required by any such registration, and the reasonable fees and disbursements of one counsel selected by the Equity Holders Representative for all parties selling Registrable Securities pursuant to either Registration Statement, but shall not include Selling Expenses.

        (l) "REGISTRATION STATEMENTS" shall mean the registration statements to be filed or filed by Manugistics with the Commission pursuant to the First Registration and, if required, the Second Registration pursuant to Section 2, below (including all (a) amendments and supplements to each of them, (b) each Prospectus contained therein, and (c) all exhibits thereto or incorporated by reference therein).


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        (m) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

        (n) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and regulations thereunder, all as the same shall be in effect from time to time.

        (o) "SELLER" shall mean (i) each STG Stockholder, (ii) each other holder of the Stock Rights, (iii) the Equity Holders Representative, and (iv) each Permitted Transferee and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 10(a) hereof.

        (p) "SELLING EXPENSES" shall mean all brokerage fees, selling commissions and underwriting discounts (if any), and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Seller (other than the fees and disbursements of such counsel included in Registration Expenses).

        (q) "TRANSACTION DOCUMENTS" shall mean this Agreement, the Stock Purchase Agreement, the Escrow Agreement, the Allocation Agreement, and each of the other agreements and documents delivered pursuant to or in connection with the Stock Purchase Agreement.

        (r) "TRANSFER" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation or other disposition of any Securities or any interest therein, whether voluntary or involuntary, including, but not limited to, any disposition by operation of law, by court order, by judicial process or by foreclosure, levy or attachment.

2. DUTIES OF EQUITY HOLDERS REPRESENTATIVE.

        (a) The Equity Holders Representative shall have the power and authority, without limitation, to execute and deliver any and all agreements, instruments, certificates, notices and other documents and to take any and all other actions, in the name of and on behalf of each Seller, that are provided for in this Agreement or that the Equity Holders Representative deems necessary or appropriate to carry out the purpose and intent of this Agreement.

        (b) Without limitation of the foregoing, and by way of example only, the Equity Holders Representative is authorized and directed to take the following actions under this Agreement on behalf of and for the benefit of each Seller:

                (i) to select one legal counsel to represent the Sellers in connection with the registration of the Registrable Securities pursuant to this Agreement;

                (ii) to make, send or receive written requests or certificates and make or cause any other communications to Manugistics or from the Sellers pursuant to this Agreement;


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                (iii)   to receive notices and documents from Manugistics
                        pursuant to this Agreement, which (in the case of material notices and documents) the Equity Holders Representative shall promptly forward or transmit to such Seller;

                (iv) to provide promptly to Manugistics all notices and information furnished by such Seller pursuant to this Agreement.

        (c) The Equity Holders Representative shall promptly disseminate to all Sellers as many Prospectuses as reasonably necessary and required from time to time under applicable securities laws during each Applicable Period (as that term is defined below). Manugistics shall bear the expenses of printing and production of such Prospectuses and dissemination thereof to the Sellers.

3. REGISTRATION.

        (a) As soon as practicable after the date of this Agreement, but subject to subsection (c) below, Manugistics shall effect (i) the registration for offer and resale under the Securities Act of all of the Base Manugistics Shares; and
(ii) appropriate qualifications (if any), required under applicable state "blue-sky" securities laws of such jurisdictions as the Equity Holders Representative shall reasonably request in writing from time to time (collectively, the "FIRST REGISTRATION"). In furtherance of the First Registration, Manugistics shall file with the Commission within twenty (20) days after the date of this Agreement, but subject to subsection (c) below, a registration statement on an appropriate form (which form shall comply as to form in all material respects with the requirements of the applicable form) (the "First Registration Statement") under the Securities Act covering the Base Manugistics Shares and/or any other securities which then constitute Registrable Securities, as appropriate.

        (b) If Manugistics shall elect to issue to Seller Performance Manugistics Shares in payment of the Performance Consideration, if any, then as soon as practicable after the final determination of the amount of the Performance Consideration under Section 3.3.5 of the Stock Purchase Agreement, subject to Sections 6(i) and 6(j) of the Allocation Agreement (the "PERFORMANCE CONSIDERATION DETERMINATION DATE"), but subject to subsection (c) below, Manugistics shall effect (i) the registration for offer and resale under the Securities Act of all of the Performance Manugistics Shares; and (ii) appropriate qualifications (if any), required under applicable state "blue-sky" securities laws of such jurisdictions as the Equity Holders Representative shall reasonably request in writing from time to time (collectively, the "SECOND REGISTRATION"). In furtherance of the Second Registration, Manugistics shall file with the Commission within twenty (20) days after the Performance Consideration Determination Date, but subject to subsection (c) below, a registration statement on an appropriate form (which form shall comply as to form in all material respects with the requirements of the applicable form) (the "Second Registration Statement") under the Securities Act covering the Performance Manugistics Shares and/or any other securities which then constitute Registrable Securities, as appropriate.

        (c) Notwithstanding the foregoing, Manugistics shall not be obligated to effect, or to take any action to effect, either the First Registration, the Second Registration, or both, if:

                (i) in any particular jurisdiction, Manugistics would be required to execute a general consent to service of process in effecting such Registration,


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                        qualification, or compliance, unless Manugistics is
                        already subject to service in such jurisdiction and except as may be required by the Securities Act; or if

                (ii) (A) in the good faith judgment of the Board of Directors of Manugistics, such Registration would be seriously detrimental to Manugistics and the Board of Directors of Manugistics in its sole discretion concludes, as a result, that it is essential to defer the filing of the Registration Statement at such time, and (B) Manugistics shall furnish to the Equity Holder Representative a certificate signed by the President of Manugistics stating that, in the good faith judgment of the Board of Directors of Manugistics, it would be seriously detrimental to Manugistics for such Registration Statement to be filed in the near future and that it is, therefore, essential to defer the filing of such Registration Statement, then Manugistics shall have the right to defer such filing provided, however, that any deferral of the registration pursuant to subsection
(ii) hereof shall not exceed sixty (60) days.

        (d) All Registration Expenses shall be borne by Manugistics and all Selling Expenses shall be borne by the Sellers.

4. REGISTRATION PROCEDURES.

        Manugistics shall, at its own expense:

        (a) notify the Equity Holders Representative as to: (i) the initial filing of each Registration Statement; (ii) the receipt of any comments thereon from the Commission; (iii) any request from the Commission or any state regulatory authority for amendment of each Registration Statement or for supplement to any Prospectus or for any additional information in connection therewith; (iv) the filing of each amendment thereto, including any post-effective amendment; (v) the effectiveness of each Registration Statement or any post-effective amendment thereto; and (vi) the issuance by the Commission or any state regulatory authority of any stop order suspending the effectiveness of either Registration Statement or the use of any Prospectus or the institution of any proceedings for that purpose;

        (b) use commercially reasonable efforts to prevent the issuance of any stop order preventing or suspending the use of any Prospectus and to obtain as soon as possible the lifting or withdrawal thereof, if issued;

        (c) keep the First Registration effective from the effective date thereof to and including the first to occur of: (i) one year from the First Distribution Date; or (ii) the date on which each Seller has completed the distribution of Registrable Securities described in the applicable Registration Statement; (the "FIRST APPLICABLE PERIOD");

        (d) keep the Second Registration effective from the effective date thereof to and including the first to occur of: (i) one year from the Second Distribution Date; or (ii) the date on which each Seller has completed the distribution of Registrable Securities described in the applicable


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Registration Statement(the "SECOND APPLICABLE PERIOD" and, with the First
Applicable Period, each an "APPLICABLE PERIOD");

        (e) promptly prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus used in connection with the Registration Statement as shall be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and thereafter use its reasonable best efforts to cause any such post-effective amendment to be declared effective by the Commission as promptly as permitted by the Commission;

        (f) furnish to the Equity Holders Representative: (i) such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as the Equity Holders Representative may reasonably request (for dissemination or otherwise) from time to time; (ii) two signed copies of each Registration Statement and all amendments thereto, including all exhibits filed therewith; and (iii) such number of conformed copies of each Registration Statement (including such number of copies of the exhibits filed therewith as may reasonably be requested), including documents incorporated by reference therein, as the Equity Holders Representative may reasonably request from time to time;

        (g) notify the Equity Holders Representative of Registrable Securities covered by either Registration Statement at any time

                (i) when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or the failure of any event to occur or the discovery of any facts as a result of which the Prospectus included in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of Seller, prepare and furnish to the Equity Holders Representative a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser(s) of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                (ii) if, during an Applicable Period, the representations and warranties of Manugistics contained in this Agreement or in the Stock Purchase Agreement cease to be true and correct in any material respect;

                (iii) if Manugistics receives any notification of the issuance of a stop order or the suspension of the registration or qualification of the Registrable Securities in any jurisdiction or the initiation of any proceeding for such purpose; and

                (iv) that, in Manugistics' reasonable determination, a post-effective amendment to such Registration Statement would be appropriate;


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        (h) Manugistics shall provide one copy of each notice or document given or furnished to the Equity Holders Representative pursuant to Section 4(a), (f) and (g), above, concurrently with the provision thereof or as promptly thereafter as practicable to legal counsel designated by the Equity Holders Representative in a written notice given to Manugistics;

        (i) list the Registrable Securities registered pursuant to this Agreement on Nasdaq and any securities exchange on which Manugistics Common Stock is then listed;

        (j) make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of each registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act); and

        (k) make every reasonable effort to obtain the withdrawal or removal of any order suspending the effectiveness of either Registration Statement as promptly as practicable under the circumstances.

5. INFORMATION BY SELLERS.

        (a) Each Seller shall furnish to Manugistics such information regarding such Seller, the Registrable Securities held by such Seller and the sale or other Transfer thereof proposed by such Seller as Manugistics may request in writing and as shall be reasonably required in connection with the Registration.

        (b) Each Seller shall furnish to Manugistics such certificates and documents confirming as of the effective date of the Registration Statement the representations and warranties and performance of the covenants made herein by such Seller and such related matters as Manugistics shall have reasonably requested in writing.

6. RESTRICTIONS ON TRANSFER

        (a) Prior to the effective date of the First Registration Statement, no Seller shall make or effect any Transfer (other than a Permitted Transfer), directly or indirectly, of its right to receive any of the Base Manugistics Shares. Prior to the effective date of the Second Registration Statement, no Seller shall make or effect any Transfer (other than a Permitted Transfer), directly or indirectly, of its right to receive any of the Performance Manugistics Shares.

        (b) Subsequent to the effectiveness of each Registration Statement, no Seller shall make or effect any Transfer of Registrable Securities except: (i) Permitted Transfers; (ii) Transfers pursuant to the Prospectus and as provided under the caption "Plan of Distribution" therein; and (iii) Transfers in accordance with Rule 144(k); provided, however, that if, for any reason, the first Registration Statement shall not have become effective prior to the first anniversary of the First Distribution Date, Transfers of Registrable Securities that constitute Base Manugistics Shares may be effected in accordance with Rule 144 or Regulation S; and provided, further however, that if, for any reason, the second Registration Statement shall not have become effective prior to the first


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anniversary of the Second Distribution Date, Transfers of Registrable Securities
that constitute Performance Manugistics Shares may be effected in accordance with Rule 144 or Regulation S; and provided, further, however that if either Registration Statement shall become effective but the Prospectus shall thereafter become unusable to effect sales of Registrable Securities during the Applicable Period due to the entry of a stop order, the filing of a post-effective amendment which has not been declared effective or for any other reason, then Transfers of the Registrable Securities to which such Registration Statement pertains may be effected pursuant to the provisions of Rule 144 or Regulation S.

        (c) Each Seller shall promptly notify the Equity Holders Representative of each Transfer (other than Transfers effected pursuant to the Prospectus or Rule 144) of Registrable Securities made or effected by such Seller, but in no event later than three Business Days after such Transfer. The Seller shall specify the name, address and tax identification number of each transferee, together with the amount of Registrable Securities transferred to such transferee. The Equity Holders Representative shall notify Manugistics of such Transfer, promptly after receipt of such notice, but in no event later than three Business Days after receipt of such notice from the Seller.

        (d) Each Seller shall promptly notify each of Manugistics and the Equity Holders Representative if it shall have become an "affiliate" of Manugistics within the meaning of Rule 144(a).

        (e) Each Seller has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or might reasonably be expected to constitute, the manipulation or stabilization of the price of Manugistics Common Stock or of any other securities of Manugistics.

7. INDEMNIFICATION WITH RESPECT TO SECURITIES MATTERS.

        (a) Manugistics will indemnify each Seller, each of its officers, directors or partners and each person controlling such Seller within the meaning of Section 15 of the Securities Act with respect to which Registration has been effected pursuant to this Section 7 against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, judgments or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in each Registration Statement, Prospectus or offering circular incident to any such Registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation by Manugistics of the Securities Act or any rule or regulation thereunder applicable to Manugistics and relating to action or inaction required of Manugistics in connection with any such Registration, and will reimburse each such Seller, its officers, directors or partners and each person controlling such Seller for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided, however, that Manugistics will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Manugistics by or on behalf of such Seller specifically for use therein. It is agreed that the indemnity agreement


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contained in this Section 7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Manugistics (which consent shall not be unreasonably withheld).

        (b) Each Seller, severally and not jointly, will indemnify Manugistics, each of its directors, officers or partners and each person who controls Manugistics within the meaning of Section 15 of the Securities Act, each other Seller, and each of their respective officers, directors or partners and each person controlling such other Seller, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in each Registration Statement, Prospectus or offering circular incident to such Registration or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or offering circular in reliance upon and in conformity with written information furnished to Manugistics by or on behalf of the Seller, whether by the Equity Holders Representative or otherwise, specifically for use therein, and will reimburse Manugistics and such other Sellers, directors, officers or partners, and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or offering circular in reliance upon and in conformity with written information furnished to Manugistics by or on behalf of the Seller, whether by the Equity Holders Representative or otherwise, specifically for use therein; provided, however, that the obligations of such Seller hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Seller (which consent shall not be unreasonably withheld). The maximum liability of any Seller for indemnity pursuant to this Section 7(b) shall not exceed the net proceeds that such Seller realized from the sale of its Manugistics Shares pursuant to each Prospectus or, if the Seller has not yet sold all of the Manugistics Shares to which it is or may be entitled to receive pursuant to the Prospectuses at the time that indemnification is required pursuant to this Agreement then the Seller's maximum liability hereunder shall be the value of the Manugistics Shares beneficially held by such Seller (or to which Seller may become entitled) covered by both Prospectuses measured by the closing price of such Manugistics Shares on Nasdaq or other market or exchange on which the Manugistics Shares are traded, or, if not so traded, by a fair market value standard reasonably approved by Manugistics' then current Board of Directors.

        (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its


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obligations under this Agreement to the extent such failure is not prejudicial.
No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

        (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an Indemnified Party with respect to any loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party on the other, in connection with the statement or omissions that resulted in such loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contributions from any Person that was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

        The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an Indemnified Party as a result of any loss, liability, claim, damage, or expense (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. The Sellers' obligations in this Section 7(d) to contribute are several and not joint.

        (e) The obligations of each Seller to indemnify and hold harmless Manugistics and each other person entitled to indemnity as an Indemnified Party under Section 7(b) is independent of any provision of the Stock Purchase Agreement and the right of Manugistics and each such other person to be indemnified under Section 7(b), above, shall not be limited by or otherwise subject to any provision of the Stock Purchase Agreement.

8. REPORTING REQUIREMENTS.

        Manugistics agrees that:

        (a) during each Applicable Period, for so long as Manugistics is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, Manugistics will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder;

        (b) if Manugistics shall cease to be so required to file such reports, it will, upon the request of the Equity Holders Representative, take such further action that is reasonable in the circumstances, including, without limitation, the provision of current public information as required by Rule 144(c) (or any similar successor provision), to enable such Seller to sell its Registrable Securities pursuant to Rule 144; and

        (c) periodically furnish to the Equity Holders Representative forthwith upon written request a written statement by Manugistics as to its compliance with the reporting requirements of the Securities Act, the Exchange Act and/or Rule 144, as appropriate.

9. RESTRICTIVE LEGENDS.

        (a) Each certificate evidencing Manugistics Shares delivered on the First Distribution Date or the Second Distribution Date shall bear the following legends:

                The securities represented by this certificate (the "Shares") have not been registered under the Securities Act of 1993 (the "Act") or applicable state securities laws. The shares have been acquired for the record holder's own account, as principal, and not with a view to the resale of all or any part of the shares, and with no present intention, agreement or arrangement to resell, transfer or otherwise dispose of all or any part of the shares to a US person as defined in Rule 902(k) under the Act during the 12-month period following the date of this Certificate, except in accordance with the requirements of Regulation S under the Act, pursuant to Registration under the Act or pursuant to an available exemption from registration under the Act, or the availability, in the opinion of counsel, to the transferor, which opinion shall be satisfactory to the Company, of an exemption from registration thereunder or unless resold pursuant to Rule 144 under the Act and the transfer agent does not require an opinion of counsel. The shares may not be used to engage in any hedging transactions, except in accordance with the requirements of Regulation S under the Act.

                The shares represented by this certificate are subject to certain restrictions on transferability and to the other terms and conditions of that certain Registration Rights Agreement dated as of January 16, 2001, by and among Manugistics Group, Inc. and the other parties thereto, copies of which are on file and may be obtained upon written request directed to the attention of the Secretary of Manugistics Group, Inc. Under said Agreement, such shares may not be sold, pledged, donated or otherwise transferred or encumbered except as expressly permitted thereunder.

        (b) Upon the effectiveness of each Registration Statement, the restrictive legend referring to the Securities Act of 1933 set forth in Section 9(a), above, shall be removed from each certificate representing Manugistics Shares that are being registered under such Registration Statement. The legend in Section 9(a), above, referring to this Registration Rights Agreement shall be removed from each certificate evidencing Registrable Securities upon the first to occur of: (i) the sale or other Transfer of such securities pursuant to the Prospectus; and (ii) the sale of such securities pursuant to Rule 144 (including Rule 144(k)).

10. MISCELLANEOUS.

        (a) Benefits Non-transferable. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the obligation of Manugistics to effect the First Registration and the Second Registration and, thereafter, to maintain the effectiveness of each Registration Statement is solely for the benefit of each Seller and, subject to Sections 6(c) and 1(e) hereof, Permitted Transferees.

        (b) Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed therein.

        (c) Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

        (d) Interpretation. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural numbers. A reference to a person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity. All references in the singular or plural shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

        (e) Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, execution by facsimile, each of which shall be deemed an original, and all of which when taken together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

        (f) Amendments and Waivers. The provisions of this Agreement, including provisions of this Section 10(g), may not be amended, modified or supplemented, otherwise than with the prior written consent of Manugistics and Sellers holding at least 50% of the issued and outstanding Manugistics Shares that are Registrable Securities.

        (g) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, telex, telecopier, or any courier guaranteeing overnight delivery:
(i) if to a Seller, to the Equity Holders Representative addressed as provided in the Stock Purchase Agreement, or if required to be given hereunder directly to the Seller, to the most current address given by such Seller to the Equity Holders Representative by means of a notice given in accordance with the provisions of this Section 10(g), and (ii) if to Manugistics, initially at Manugistics' address as set forth in the Stock Purchase Agreement, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(g).

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

        (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the parties hereto, subject to Section 10(a), above, provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of this Agreement, the Stock Purchase Agreement or applicable law. If any transferee of any Seller shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

        (i) Consent to Jurisdiction and Service. Except for disputes that are subject to binding arbitration pursuant to the Transaction Documents, the parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of Delaware and of any Federal court located in said State in connection with any actions or proceedings brought by or against any party hereto and arising out of or relating to the Transaction Documents and agree that any such actions or proceedings shall be brought only in such courts. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such parties at their respective addresses in accordance with Section 10(g) hereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Registration Rights Agreement on the date first above written.


                                            MANUGISTICS GROUP, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            STG HOLDINGS INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            STRATHDON INVESTMENTS LIMITED,
                                            AS EQUITY HOLDERS REPRESENTATIVE:

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            STG STOCKHOLDERS:

                                            APS PARTNERS, LP

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BENTON-EFO PARTNERS, LP

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            MERIFIN CAPITAL, N.V.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            STRATHDON INVESTMENTS LIMITED

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BENTON TECHNOLOGY I PARTNERS, LP

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            BENTON TECHNOLOGY II PARTNERS, LP

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            CANON'S NOMINEES LTD
                                            (DESIGNATION INNVOTEC LIMITED
                                            PARTNERSHIP)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            SEFTA TRUSTEES LIMITED (REF 026)

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            ------------------------------------
                                            AVI GREENFIELD


                                            ------------------------------------
                                            ISSACHAR PAZGAL


                                            ------------------------------------
                                            NICHOLAS HILLSBOROUGH


                                            ------------------------------------
                                            STEPHEN FRANKS


                                            ------------------------------------
                                            COLIN AMIES


                                            ------------------------------------
                                            JOHN A. SPENS

                                            EFO HOLDING, L.P.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT A

                                STG STOCKHOLDERS


                                   APS PARTNERS, LP
                                   BENTON-EFO PARTNERS, LP
                                   MERIFIN CAPITAL, N.V.
                                   STRATHDON INVESTMENTS LIMITED
                                   BENTON TECHNOLOGY I PARTNERS, LP
                                   BENTON TECHNOLOGY II PARTNERS, LP
                                   CANON'S NOMINEES LTD
                                      (DESIGNATION INNVOTEC LIMITED PARTNERSHIP)
                                   SEFTA TRUSTEES LIMITED (REF 026)
                                   EFO HOLDINGS, L.P.
                                   Avi Greenfield
                                   Issachar Pazgal
                                   Nicholas Hillsborough
                                   Stephen Franks
                                   Colin Amies
                                   John A. Spens

                                    EXHIBIT B

                               ADOPTION AGREEMENT


        This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Transferee") pursuant to the terms of that certain Registration Rights Agreement dated as of January 16, 2001 (the "Agreement") by and among Manugistics Group, Inc. and the other parties thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

        1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain securities of the Company (the "Securities"), subject to the terms and conditions of the Agreement.

        2. Agreement. Transferee (i) agrees that the Securities acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto, with the effect that Transferee shall hereafter be deemed a "Seller" for the purposes of the Agreement. .

        3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

        4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse's best interests and to bind to the terms of the Agreement such spouse's community interest, if any, in the Securities.

        EXECUTED AND DATED as of this ____ day of __________________..


                              [NAME OF TRANSFEREE]

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------

                              Social Security Number or Tax ID Number:
                                                                      ----------
                              Address:
                                      ------------------------------------------
                              Fax:
                                  ----------------------------------------------

                              Spouse: (if applicable):
                              Name:
                                   ---------------------------------------------

        Accepted and Agreed to by Manugistics:



                                            MANUGISTICS GROUP, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------